UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI FFFarmington Hills, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

    ITEM 1.01    Entry into a Material Agreement.

SECTION 2 – FINANCIAL INFORMATION

    ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

                Sheet Arrangement of a Registered.

SECTION 3 – SECURITIES AND TRADING MARKETS

    ITEM 3.02    Unregistered Sales of Equity Securities.

On February 3, 2009, Eternal Image, Inc. (the “Company”) borrowed $54,000 from High Water Capital Management, LLC. (“Lender”), an investment firm with offices in Hoboken, NJ and Austin, TX. The loan documents include: (A) Secured Full Recourse Promissory Note, and (B) Stock Pledge Agreement. To facilitate the loan, the Company’s president, Clint Mytych, executed the secured full recourse promissory note as a co-maker. The principal provisions of the loan documents include:

Secured Full Recourse Promissory Note

Date:                 February 2, 2009

Principal:           $54,000

Term:                 90 days

Interest Rate:    10% compounded annually

Lender:               High Water Capital Management, LLC

Borrowers:          Eternal Image, Inc. and Clint Mytych, co-makers

Security:             12,500,000 shares of the common stock of owned by Clint Mytych

Additional

Consideration:    the issuance of 900,000 shares of the Company’s common stock to the Lender

Stock Pledge Agreement

Date:                   February 2, 2009

Security:             12,500,000 shares of the common stock of owned by Clint Mytych (additional shares under certain conditions)

Pledgor:              Clint Mytych

Pledgee:              High Water Capital Management, LLC

Escrow Holder:    Thomas E. Boccieri, Esq.

The executed Secured Full Recourse Promissory Note, Stock Pledge Agreement and Escrow Agreement are attached hereto as exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS and EXHIBITS

              ITEM 9.01(d)    EXHIBITS

Exhibit Number	Description

10.1 10.2 10.3	Secured Full Recourse Promissory Note Stock Pledge Agreement Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: February 6, 2009	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman